EXHIBIT 99.1

SOUTHSIDE BANCSHARES, INC.
ANNOUNCES NET INCOME FOR THE
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014
NASDAQ Global Select Market Symbol - “SBSI”

Tyler, Texas, (October 24, 2014) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ:SBSI) today reported its financial results for the three and nine months ended September 30, 2014.

Southside reported net income of $6.1 million for the three months ended September 30, 2014, a decrease of $2.8 million, or 31.4%, when compared to $8.9 million for the same period in 2013. Net income for the nine months ended September 30, 2014 decreased $4.2 million, or 14.6%, to $24.8 million when compared to $29.0 million for the same period in 2013.

Diluted earnings per common share were $0.32 and $0.47 for the three months ended September 30, 2014 and 2013, respectively, a decrease of $0.15, or 31.9%. For the nine months ended September 30, 2014, diluted earnings per common share decreased $0.23, or 14.9% to $1.31 when compared to $1.54 for the same period in 2013.

The return on average shareholders’ equity for the nine months ended September 30, 2014 was 11.92%, compared to 15.47% for the same period in 2013.  The return on average assets was 0.97% for the nine months ended September 30, 2014 compared to 1.16% for the same period in 2013.

“We are pleased to report the financial results for the quarter and nine months ended September 30, 2014,” stated Sam Dawson, President and Chief Executive Officer of Southside Bancshares, Inc. “During the third quarter, we experienced meaningful loan growth, including significant loan growth in commercial real estate of $60.7 million. Most of this growth was in our Austin and Fort Worth market areas. We also enjoyed growth in our municipal, construction and commercial loan portfolios during the quarter. Nonperforming assets to total assets decreased to 0.29% at the end of the quarter from 0.42% at June 30, 2014.”

“We are extremely gratified that our shareholders overwhelmingly approved the issuance of additional shares of our common stock to acquire OmniAmerican Bancorp, Inc. at the shareholders meeting on October 14, 2014, and we are pleased that OmniAmerican's stockholders have also approved the acquisition. We look forward to strategically expanding Southside’s franchise in the growing and dynamic greater Fort Worth market area with the closing of the OmniAmerican merger once we receive final regulatory approvals.”

“On October 3, 2014, we announced that we intended to sell all of our subprime automobile loans purchased by our wholly-owned subsidiary, SFG Finance, LLC (“SFG”), as well as the repossessed assets SFG holds and we were endeavoring to complete such a sale in the fourth quarter of 2014. As a result of this decision, we transferred all SFG loans to loans held for sale at September 30, 2014 and recorded a write down on our investment in SFG. The transfer of $74.8 million of SFG loans, to held for sale and the write down of the Company’s investment in SFG at September 30, 2014, resulted in a loss of approximately $2.3 million, net of tax. Loan growth during the third quarter more than offset the transfer of loans at September 30, 2014 to loans held for sale. In addition, the transfer to held for sale of our SFG loans in September resulted in a reduction in interest income of approximately $685,000, net of tax.”

“Exiting the subprime automobile market, combined with our pending merger with OmniAmerican Bancorp, Inc., will enable us to focus our attention on integration and further organic growth in our commercial loan and commercial real estate loan portfolios. Continued cost containment efforts resulted in a decrease in total noninterest expense for the quarter and nine months ended September 30, 2014, which included approximately $465,000 and $1.1 million, respectively, of merger-related expenses associated with the pending acquisition of OmniAmerican Bancorp.”

Loans and Deposits

For the nine months ended September 30, 2014, total loans increased by $47.4 million, or 3.5%, when compared to December 31, 2013.  During the nine months ended September 30, 2014, other real estate loans increased $70.0 million, construction loans increased $52.9 million, municipal loans increased $10.8 million, commercial loans increased $4.7 million, 1-4 family real estate loans increased $4.4 million, and loans to individuals decreased $95.4 million. Loans to individuals decreased as a direct result of the subprime automobile loans transferred to held for sale.

Nonperforming assets decreased during the nine months of 2014 by $3.7 million, or 27.5%, to $9.9 million, or 0.29% of total assets, when compared to 0.39% at December 31, 2013, partially due to approximately $2.1 million in nonperforming subprime loans transferred into loans held for sale at September 30, 2014.

During the nine months ended September 30, 2014, the allowance for loan losses decreased $5.5 million, or 28.9%, to $13.4 million, or 0.96% of total loans, when compared to 1.40% at December 31, 2013. The $5.5 million decrease was due to the subprime automobile loans transferred to held for sale. The decrease in the allowance as a percentage of total loans was due to the shift in the risk characteristics of the loan portfolio during the nine months ended September 30, 2014.

During the nine months ended September 30, 2014, deposits, net of brokered deposits, decreased $53.3 million, or 2.2%, compared to December 31, 2013, due to the decrease in public fund deposits of $98.0 million for the nine months ended September 30, 2014.

Net Interest Income for the Three Months

Net interest income decreased $921,000, or 3.5%, to $25.7 million for the three months ended September 30, 2014, when compared to $26.6 million for the same period in 2013. The decrease in net interest income was primarily the result of the decrease in average interest earning assets of $119.0 million, compared to the same period in 2013. For the three months ended September 30, 2014, our net interest spread increased to 3.65% when compared to 3.59% for the same period in 2013.  The net interest margin increased to 3.80% for the three months ended September 30, 2014 compared to 3.72% for the same period in 2013.  The reason for the increase in the net interest spread and margin was the increase in the yield on the interest earning assets which more than offset the slight increase in the yield on the interest bearing liabilities compared to the same period in 2013.

Net Interest Income for the Nine Months

Net interest income increased $8.5 million, or 11.6%, to $81.5 million for the nine months ended September 30, 2014, when compared to $73.0 million for the same period in 2013. For the nine months ended September 30, 2014, our net interest spread increased to 3.75% from 3.42% for the same period in 2013.  The net interest margin increased to 3.89% for the nine months ended September 30, 2014, compared to 3.58% for the same period in 2013.

Net Income for the Three Months

Net income decreased $2.8 million, or 31.4%, for the three months ended September 30, 2014, to $6.1 million when compared to the same period in 2013. The decrease was primarily the result of an increase in provision for loan losses of $1.2 million due to the write down and transfer of SFG purchased loans to held for sale, the impairment charge of $2.2 million on our investment in SFG, a decrease in interest income of $1.0 million due to the transfer of SFG loans to held for sale and $465,000 of merger-related expense associated with the pending acquisition of OmniAmerican, which was partially offset by an increase in net gain on sale of available for sale securities of $1.3 million.

Net Income for the Nine Months

Net income for the nine months ended September 30, 2014 decreased $4.2 million, or 14.6%, to $24.8 million, when compared to $29.0 million for the same period in 2013. This decrease was due to a decrease in net gain on sale of available for sale securities of $7.5 million, a $5.5 million increase in provision for loan losses and the impairment charge of $2.2 million on our investment in SFG. These decreases were partially offset by an increase in net interest income of $8.5 million, and decreases in noninterest expense of $1.1 million and provision for income tax expense of $2.1 million.

Noninterest expense decreased $1.1 million, or 1.8%, for the nine months ended September 30, 2014, compared to the same period in 2013, primarily due to decreases in FHLB prepayment fees, salary and employee benefit expense and occupancy expense, which were partially offset by an increase in professional fees associated with the pending OmniAmerican merger.

About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $3.4 billion in assets that owns 100% of Southside Bank.  Southside Bank currently has 50 banking centers in Texas and operates a network of 49 ATMs.

To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/investor.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Susan Hill at (903)531-7220, or susan.hill@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this document and in other written material, press releases and oral statements issued by or on behalf of the Company, a bank holding company, may be considered to be “forward-looking statements” within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions about trends in asset quality, capital, liquidity, the pace of loan growth, earnings and certain market risk disclosures, including the impact of interest rate and other economic uncertainty, are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.  As a result, actual income gains and losses could materially differ from those that have been estimated. In addition, with respect to the pending acquisition of OmniAmerican Bancorp, including future financial and operating results, Southside’s and OmniAmerican’s plans, objectives, expectations and intentions, the expected timing of completion of the merger and other statements are not historical facts. Among the key factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the following: (i) the risk that a regulatory approval that may be required for the proposed mergers is not obtained or is obtained subject to conditions that are not anticipated; (ii) the risk that a condition to the closing of the mergers may not be satisfied; (iii) the timing to consummate the proposed merger; (iv) the risk that the businesses will not be integrated successfully; (v) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; (vi) disruption from the transaction making it more difficult to maintain relationships with customers, employees or vendors; (vii) the diversion of management time on merger-related issues; and (viii) liquidity risk affecting Southside’s and OmniAmerican’s abilities to meet its obligations when they come due.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 under “Forward-Looking Information” and Item 1A. “Risk Factors,” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Additional Information About the Proposed Merger and Where to Find It

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger between Southside and OmniAmerican, on September 5, 2014, Southside filed with the SEC a joint proxy statement/prospectus of Southside and OmniAmerican which also constitutes a definitive prospectus for Southside. Southside and OmniAmerican delivered the definitive joint proxy statement/prospectus to their respective shareholders or stockholders on or about September 11, 2014. On September 16, 2014, each of Southside and OmniAmerican filed a Current Report on Form 8-K, which also constitutes additional definitive proxy statement materials for OmniAmerican and a definitive prospectus for Southside, that contained supplemental proxy statement materials. SOUTHSIDE AND OMNIAMERICAN URGE INVESTORS AND SECURITY HOLDERS TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain (when available) copies of all documents filed with the SEC regarding the merger, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from (i) Southside’s website (www.southside.com) under the tab “Investor Relations,” and then under the tab “Documents”; (ii) Southside upon written request to Corporate Secretary, P.O. Box 8444, Tyler, Texas 75711; (iii) OmniAmerican’s website (www.omniamerican.com) under the tab “Investor Relations,” and then under the tab “SEC Filings”; or (iv) OmniAmerican upon written request to Keishi High at 1320 South University Drive, Suite 900, Fort Worth, Texas 76107.

	At September 30, 2014	At December 31, 2013	At September 30, 2013

	(dollars in thousands)
	(unaudited)
Selected Financial Condition Data (at end of period):

Total assets	$3,368,031	$3,445,663	$3,469,623
Loans	1,398,674	1,351,273	1,317,568
Allowance for loan losses	13,415	18,877	19,356
Loans held for sale	75,436	151	496
Mortgage-backed securities:
Available for sale, at estimated fair value	674,529	840,258	861,845
Held to maturity, at carrying value	256,528	275,569	293,712
Investment securities:
Available for sale, at estimated fair value	321,221	337,429	363,640
Held to maturity, at carrying value	389,529	391,552	392,208
Federal Home Loan Bank stock, at cost	24,435	34,065	32,781
Deposits	2,443,564	2,527,808	2,408,366
Long-term obligations	536,315	559,660	528,450
Shareholders' equity	291,109	259,518	240,957
Nonperforming assets	9,864	13,606	13,653
Nonaccrual loans	4,685	8,088	8,370
Accruing loans past due more than 90 days	1	3	2
Restructured loans	4,388	3,888	3,802
Other real estate owned	383	726	740
Repossessed assets	407	901	739

Asset Quality Ratios:
Nonaccruing loans to total loans	0.33%	0.60%	0.64%
Allowance for loan losses to nonaccruing loans	286.34	233.40	231.25
Allowance for loan losses to nonperforming assets	136.00	138.74	141.77
Allowance for loan losses to total loans	0.96	1.40	1.47
Nonperforming assets to total assets	0.29	0.39	0.39
Net charge-offs to average loans	1.65	0.82	0.77

Capital Ratios:
Shareholders’ equity to total assets	8.64	7.53	6.94
Average shareholders’ equity to average total assets	8.12	7.39	7.53

Loan Portfolio Composition

The following table sets forth loan totals by category for the periods presented:

	At September 30, 2014	At December 31, 2013	At September 30, 2013
	(in thousands)
	(unaudited)
Real Estate Loans:
Construction	$178,127	$125,219	$126,922
1-4 Family Residential	394,889	390,499	387,964
Other	332,519	262,536	252,827
Commercial Loans	162,356	157,655	153,019
Municipal Loans	256,319	245,550	223,063
Loans to Individuals	74,464	169,814	173,773
Total Loans	$1,398,674	$1,351,273	$1,317,568

	At or For the Three Months Ended September 30,		At or For the Nine Months Ended September 30,
	2014	2013	2014	2013
	(dollars in thousands)
	(unaudited)
Selected Operating Data:
Total interest income	$29,840	$30,811	$94,165	$86,587
Total interest expense	4,120	4,170	12,697	13,615
Net interest income	25,720	26,641	81,468	72,972
Provision for loan losses	4,868	3,640	11,651	6,153
Net interest income after provision for loan losses	20,852	23,001	69,817	66,819
Noninterest income
Deposit services	3,860	4,005	11,292	11,662
Net gain (loss) on sale of securities available for sale	1,151	(142)	1,660	9,204

Total other-than-temporary impairment losses	—	—	—	(52)
Portion of loss recognized in other comprehensive income (before taxes)	—	—	—	10
Net impairment losses recognized in earnings	—	—	—	(42)

Impairment of investment	(2,239)	—	(2,239)	—
Gain on sale of loans	108	130	269	690
Trust income	798	759	2,340	2,212
Bank owned life insurance income	320	327	941	845
Other	1,021	1,334	3,077	3,178
Total noninterest income	5,019	6,413	17,340	27,749
Noninterest expense
Salaries and employee benefits	12,798	13,167	38,992	39,777
Occupancy expense	1,773	1,922	5,313	5,690
Advertising, travel & entertainment	489	599	1,637	1,896
ATM and debit card expense	327	310	946	994
Professional fees	1,132	730	3,363	1,932
Software and data processing expense	543	528	1,530	1,515
Telephone and communications	292	383	890	1,218
FDIC insurance	437	433	1,319	1,263
FHLB prepayment fees	—	—	—	988
Other	2,226	2,192	6,635	6,476
Total noninterest expense	20,017	20,264	60,625	61,749
Income before income tax expense	5,854	9,150	26,532	32,819
(Benefit) provision for income tax expense	(243)	257	1,754	3,816
Net income	$6,097	$8,893	$24,778	$29,003

Common share data:
Weighted-average basic shares outstanding	18,864	18,772	18,838	18,756
Weighted-average diluted shares outstanding	18,965	18,824	18,932	18,790
Net income per common share
Basic	$0.32	$0.47	$1.32	$1.54
Diluted	0.32	0.47	1.31	1.54
Book value per common share	—	—	15.39	12.83
Cash dividend paid per common share	0.22	0.20	0.64	0.60

	At or For the Three Months Ended September 30,		At or For the Nine Months Ended September 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Selected Performance Ratios:
Return on average assets	0.72%	1.03%	0.97%	1.16%
Return on average shareholders’ equity	8.41	15.01	11.92	15.47
Average yield on interest earning assets	4.32	4.23	4.42	4.16
Average yield on interest bearing liabilities	0.67	0.64	0.67	0.74
Net interest spread	3.65	3.59	3.75	3.42
Net interest margin	3.80	3.72	3.89	3.58
Average interest earnings assets to average interest bearing liabilities	128.27	125.40	126.45	126.82
Noninterest expense to average total assets	2.38	2.34	2.37	2.48
Efficiency ratio	55.05	54.43	53.94	59.17

RESULTS OF OPERATIONS

The analysis below shows average interest earning assets and interest bearing liabilities together with the average yield on the interest earning assets and the average cost of the interest bearing liabilities.

		AVERAGE BALANCES AND YIELDS
			(dollars in thousands)
			(unaudited)
			Nine Months Ended
	September 30, 2014			September 30, 2013
	AVG		AVG	AVG		AVG
	BALANCE	INTEREST	YIELD	BALANCE	INTEREST	YIELD
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$1,384,269	$56,849	5.49%	$1,285,612	$57,531	5.98%
Loans Held For Sale	682	12	2.35%	1,421	35	3.29%
Securities:
Investment Securities (Taxable)(4)	33,943	476	1.87%	54,150	672	1.66%
Investment Securities (Tax-Exempt)(3)(4)	666,084	27,488	5.52%	660,537	25,211	5.10%
Mortgage-backed Securities (4)	1,057,683	21,309	2.69%	1,054,822	13,685	1.73%
Total Securities	1,757,710	49,273	3.75%	1,769,509	39,568	2.99%
FHLB stock and other investments, at cost	28,597	144	0.67%	29,843	135	0.60%
Interest Earning Deposits	49,850	96	0.26%	45,620	93	0.27%
Total Interest Earning Assets	3,221,108	106,374	4.42%	3,132,005	97,362	4.16%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	42,780			44,416
Bank Premises and Equipment	53,012			50,409
Other Assets	126,457			121,650
Less: Allowance for Loan Loss	(18,435)			(18,917)
Total Assets	$3,424,922			$3,329,563
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$115,633	101	0.12%	$107,571	106	0.13%
Time Deposits	604,881	3,244	0.72%	632,518	3,479	0.74%
Interest Bearing Demand Deposits	1,215,800	2,631	0.29%	1,064,743	2,497	0.31%
Total Interest Bearing Deposits	1,936,314	5,976	0.41%	1,804,832	6,082	0.45%
Short-term Interest Bearing Liabilities	53,604	353	0.88%	186,520	1,755	1.26%
Long-term Interest Bearing Liabilities – FHLB Dallas	497,076	5,303	1.43%	418,074	4,690	1.50%
Long-term Debt (5)	60,311	1,065	2.36%	60,311	1,088	2.41%
Total Interest Bearing Liabilities	2,547,305	12,697	0.67%	2,469,737	13,615	0.74%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	570,854			562,545
Other Liabilities	28,765			46,693
Total Liabilities	3,146,924			3,078,975
SHAREHOLDERS’ EQUITY	277,998			250,588
Total Liabilities and Shareholders’ Equity	$3,424,922			$3,329,563
NET INTEREST INCOME		$93,677			$83,747
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.89%			3.58%
NET INTEREST SPREAD			3.75%			3.42%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $3,025 and $2,886 for the nine months ended September 30, 2014 and 2013, respectively.

(3)	Interest income includes taxable-equivalent adjustments of $9,184 and $7,889 for the nine months ended September 30, 2014 and 2013, respectively.

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)	Represents the issuance of junior subordinated debentures.

Note: As of September 30, 2014 and 2013, loans on nonaccrual status totaled $4,685 and $8,370, respectively. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

		AVERAGE BALANCES AND YIELDS
			(dollars in thousands)
			(unaudited)
			Three Months Ended
	September 30, 2014			September 30, 2013
	AVG		AVG	AVG		AVG
	BALANCE	INTEREST	YIELD	BALANCE	INTEREST	YIELD
ASSETS
INTEREST EARNING ASSETS:
Loans (1)(2)	$1,416,061	$18,172	5.09%	$1,300,606	$19,581	5.97%
Loans Held For Sale	1,277	4	1.24%	702	7	3.96%
Securities:
Investment Securities (Taxable) (4)	43,951	210	1.90%	33,128	139	1.66%
Investment Securities (Tax-Exempt)(3)(4)	698,438	9,614	5.46%	773,187	9,819	5.04%
Mortgage-backed Securities (4)	902,406	6,070	2.67%	1,087,403	5,069	1.85%
Total Securities	1,644,795	15,894	3.83%	1,893,718	15,027	3.15%
FHLB stock and other investments, at cost	26,123	36	0.55%	33,472	36	0.43%
Interest Earning Deposits	45,726	31	0.27%	24,472	15	0.24%
Total Interest Earning Assets	3,133,982	34,137	4.32%	3,252,970	34,666	4.23%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	39,533			40,344
Bank Premises and Equipment	53,626			50,879
Other Assets	132,724			109,716
Less: Allowance for Loan Loss	(18,029)			(18,667)
Total Assets	$3,341,836			$3,435,242
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$118,745	32	0.11%	$109,789	35	0.13%
Time Deposits	573,893	1,011	0.70%	660,771	1,199	0.72%
Interest Bearing Demand Deposits	1,168,888	833	0.28%	1,052,529	777	0.29%
Total Interest Bearing Deposits	1,861,526	1,876	0.40%	1,823,089	2,011	0.44%
Short-term Interest Bearing Liabilities	39,146	226	2.29%	254,256	116	0.18%
Long-term Interest Bearing Liabilities – FHLB Dallas	482,241	1,659	1.36%	456,448	1,679	1.46%
Long-term Debt (5)	60,311	359	2.36%	60,311	364	2.39%
Total Interest Bearing Liabilities	2,443,224	4,120	0.67%	2,594,104	4,170	0.64%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	578,866			568,023
Other Liabilities	32,058			38,048
Total Liabilities	3,054,148			3,200,175
SHAREHOLDERS’ EQUITY	287,688			235,067
Total Liabilities and Shareholders’ Equity	$3,341,836			$3,435,242
NET INTEREST INCOME		$30,017			$30,496
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.80%			3.72%
NET INTEREST SPREAD			3.65%			3.59%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $1,008 and $963 for the three months ended September 30, 2014 and 2013, respectively.

(3)	Interest income includes taxable-equivalent adjustments of $3,289 and $2,892 for the three months ended September 30, 2014 and 2013, respectively.

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)	Represents the issuance of junior subordinated debentures.

Note: As of September 30, 2014 and 2013, loans on nonaccrual status totaled $4,685 and $8,370, respectively. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.